NorthWestern Corporation
Executive Retirement/Retention Program
Restricted Share Unit Award Agreement
(Granted Under the Amended and Restated 2005 Long-Term Incentive Plan)

The Executive Retirement/Retention Program is designed to provide the executives of NorthWestern Corporation (together with its subsidiaries, the “Company”) with a reward for their years of service with the Company when they retire. This program is in lieu of a comprehensive supplemental retirement/pension plan for executives as provided by other companies, as well as a retention incentive to continue their employment with, and to advance the interests of, the Company. This award to Grantee will be governed by this Agreement and the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

 In consideration of the mutual promises and covenants contained in this Agreement, the Grantee and the Company each agree as follows:

ARTICLE I — Grant of Restricted Share Units

Subject to the terms of the Plan, the Company hereby grants to [___Individual_____] (the “Grantee”) [___#____] Restricted Stock Units (“RSUs”) on [_______Date________] (the “Grant Date”), payment of which depends on the continued service of the Grantee and the achievement of certain performance objectives as set forth in this Agreement.

ARTICLE II — Vesting of Restricted Share Units

Section 2.1   Conditions; Vesting. Except as otherwise provided in ARTICLE III, ARTICLE IV and ARTICLE V of this Agreement, the RSUs covered by this Agreement shall become vested and non-forfeitable on December 31, 2016 (the “Vesting Date”), provided that (a) the Grantee’s “Continuous Service,” as defined in Appendix A of the Plan, with the Company continues through the Vesting Date and (b) the Company meets or exceeds the Performance Measure set forth in Section 2.3 below.

Section 2.2   Performance Period.  The Performance Period for which the Performance Measure is applicable is five calendar years beginning on January 1, 2012, and ending on December 31, 2016.

Section 2.3   Performance Measure. The Performance Measure applicable to the Performance Period is established by the Human Resources Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) and requires the Company’s net income for the calendar year of at least three of the five full calendar years during the Performance Period to exceed the Company’s net income for the calendar year 2011. For purposes of the Performance Measure, “net income” shall be as reflected in the Company’s audited consolidated financial statements for the applicable calendar year. Following the Performance Period, the Committee shall determine whether the Performance Measure has been satisfied for the Performance Period and shall recommend that the Board approve the vesting of the RSUs. In calculating the Performance Measure, the Committee may make adjustments, as approved by the Board, either positively or negatively for one-time events and extraordinary nonbudgeted items. Upon vesting pursuant to this ARTICLE II, the RSUs shall be paid as provided in ARTICLE VII.

ARTICLE III — Change in Control

In accordance with Section 13 of the Plan, if a “Change in Control,” as defined in Appendix A of the Plan, occurs prior to the Vesting Date at a time when the RSUs have not been forfeited, the Performance Measure shall be deemed to be satisfied, and the RSUs will vest as of the closing date of the Change in Control. Upon vesting pursuant to this ARTICLE III, the RSUs shall be paid as provided in ARTICLE VII. In the event that due to the acceleration of vesting of the RSUs upon a Change in Control, Grantee would, but for this ARTICLE III, be subject to the excise tax provisions of Internal Revenue Code (“Code”) Section 4999 as a result of “parachute payments” described in Code Section 280G (whether pursuant to the terms of this Agreement or any other plan, program, agreement or arrangement), the number of RSUs with respect to which vesting is accelerated pursuant to this ARTICLE III (the “Payments”) shall be reduced in such amount that is required to reduce the aggregate present value of such parachute payments to a dollar less than an amount equal to three times the Grantee’s “base amount” (as such term is defined in Code Sections 280G(b)(3)(A) and 280G(d)(1) and (2)) so that the Grantee is not subject to the tax under Code Section 4999 and no tax deduction is disallowed by reason of Code Section 280G, provided that the reduction described herein shall be made only after all reductions are made under other plans, programs or agreements applicable to the Grantee that provide for similar reductions; and provided further that the reduction described herein shall only be made if the net amount of the Payments, as so reduced (and after subtracting the net amount of federal, state, municipal and local income taxes on such reduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Payments), is greater than or equal to the net amount of the Payments without such reduction (but after subtracting the net amount of federal, state, municipal and local income taxes on such Payments and the amount of excise tax to which the Grantee would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments).

ARTICLE IV — Disability or Death

In the event of the Grantee’s Disability (as defined in Appendix A of the Plan) or death prior to the Vesting Date (and at a time when the RSUs have not been forfeited), the RSUs covered by this Agreement will vest as of the date of such Disability or death, and the Company shall pay to the Grantee or his or her executor or administrator, as the case may be, as soon as practicable after such Disability or death (but in any event not later than the 90th day thereafter), a number of Shares equal to the RSUs granted pursuant to this Agreement.

ARTICLE V — Retirement

If the Grantee’s Continuous Service with the Company terminates before the end of the Performance Period due to the Grantee’s Retirement (and at a time when the RSUs have not otherwise been forfeited), a pro rata portion of the RSUs covered by this Agreement shall be forfeited (based on the number of full months during the Performance Period, minus the number of full months of the Grantee’s Continuous Service with the Company during the Performance Period). The vesting of any RSUs covered by this Agreement that are not forfeited by this ARTICLE V shall be determined in accordance with ARTICLE II above as if Grantee had remained employed by the Company through the end of the Performance Period. Notwithstanding the provisions of ARTICLE VII, any RSUs that vest pursuant to this ARTICLE V shall be paid in full in common stock of the Company within a reasonable period following the later to occur of (a) the first business day of the seventh month following the Grantee’s Retirement, and (b) the Vesting Date. For purposes of this Agreement, “Retirement” shall mean a termination of the Grantee’s Continuous Service with the Company after the Grantee has (y) attained age 50 and completed at least five years of Continuous Service or (z) attained age 65. Further, “Retirement” shall exclude any termination of the Grantee’s Continuous Service for Cause.

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ARTICLE VI — Forfeiting of Restricted Share Units

Except as otherwise provided by ARTICLE III, ARTICLE IV or ARTICLE V of this Agreement, if the Grantee’s Continuous Service with the Company terminates before the Vesting Date or the performance objective set forth in ARTICLE II is not satisfied, the RSUs covered by this Agreement will be forfeited in their entirety. In addition, in the event that the Grantee shall intentionally commit an act prior to the Vesting Date that the Board determines to be adverse to the interests of the Company, the RSUs covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement. Finally, in the event that the Board determines to cancel the grants made by this Agreement, the RSUs covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.

ARTICLE VII — Deferral and Payment of Restricted Share Units

Section 7.1   Mandatory Deferral of RSUs. Following vesting of the RSUs pursuant to ARTICLE II, ARTICLE III and ARTICLE V, the number of vested RSUs shall be credited to an account for the Grantee as soon as practicable after the last calendar year of the Performance Period and the determination by the Committee (or the independent members of the Board) of satisfaction of the Performance Measure, but in no event shall such crediting occur after two and a half months from the end of the Performance Period. The RSUs credited to the Grantee’s account will represent the number of Common Shares that the Company will issue to the Grantee pursuant to Section 7.2 below. The RSUs credited to the Grantee’s account shall be treated, solely for purposes of administration and accounting, as the equivalent of Deferred Share Units (as defined in Appendix A of the Plan). For the avoidance of doubt, the RSUs shall not constitute Deferred Share Units for purposes of any provision of the Plan, including, without limitation, any provision regarding the crediting of dividends, participant elections or hardship distributions.

Section 7.2   Payment of RSUs. Subject to ARTICLE V, payment of the vested RSUs will be made in the form of Common Shares and will be made in five substantially equal annual installments, beginning on the first business day of the seventh month following the date on which the Grantee’s Continuous Service terminates and continuing on each of the next four anniversaries of such initial payment date (or the next following business day if any such anniversary does not fall on a business day). Distributions shall be subject to withholding for all amounts that the Company is required to withhold under federal, state or local tax law. This tax withholding obligation will be satisfied by the liquidation of Common Shares otherwise payable pursuant to this Award.

Section 7.3   Dividends. The Grantee’s account will be credited with cash or stock dividend equivalents related to the vested RSUs for dividends declared after the date that the RSUs become vested and until the RSUs are paid. Cash dividend equivalents will be credited as additional vested RSUs.

Section 7.4   Unsecured Rights to RSUs. The RSUs shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Grantee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. The Grantee shall not have any claim against or rights in any specific assets, share, or other funds of the Company.

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Section 7.5   No Deferral Election.  The Grantee agrees not to make an election covering this Award under the NorthWestern Corporation 2009 Officers Deferred Compensation Plan.

ARTICLE VIII — Non-Assignability

The RSUs and the Common Shares subject to this grant are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they are paid as provided in this Agreement; provided, however, that the Grantee’s rights with respect to such RSUs and Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this ARTICLE VIII shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such RSUs or Common Shares.

ARTICLE IX — Adjustments

In the event of any change in the number of outstanding Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee shall adjust the number and class of shares subject to unvested RSUs. No adjustment provided for in this ARTICLE IX shall require the Company to issue any fractional share.

ARTICLE X — Compliance with Section 409A of the Code

To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). References to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

ARTICLE XI — Miscellaneous

Section 11.1   Interpretation. The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board, which are hereby incorporated herein by reference. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.

Section 11.2   Fractional Shares. Any fractional share payable under this Agreement will not be issued, and instead shall be paid out in cash.

Section 11.3   No Right to Employment. The grant of the RSUs is discretionary and will not be considered to be an employment contract or a part of the Grantee’s terms and conditions of employment or of the Grantee’s salary or compensation.

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Section 11.4   Successors and Assigns. This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of, the Grantee, the Grantee’s estate, executor, administrator, beneficiaries, personal representative and guardian and the Company and its successors and assigns.

Section 11.5   Governing Law. This Agreement will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

Section 11.6   Amendment or Termination. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer of the Company. Notwithstanding the foregoing, no amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Share Unit Award Agreement, to be duly executed on their behalf, as of the day and year first above written.

NORTHWESTERN CORPORATION
By:
Name:	[pre-type name]
Title:	[pre-type title]

GRANTEE (signature):
Name (print):
Employee Number:

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